UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2009

ARC Wireless Solutions, Inc.

(Exact Name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado (Address of Principal Executive Offices)		80033-2285 (Zip Code)

Registrant’s telephone number, including area code:  303-421-4063

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 21, 2009 ARC Wireless Solutions, Inc. (“ARC”) elected two independent Board members, Javier Baz and Amit Chatwani.  The Board has determined that each meets the independence standards and the Audit Committee Composition standards under the NASDAQ Rules and Securities and Exchange Commission Rules.  The directors will serve for a term that will expire at the next shareholders’ meeting at which directors are elected, or until their respective successors are duly elected and approved.

Mr. Baz was appointed to the Audit Committee and to the Compensation Committee of the Board of Directors of ARC.  There are no understandings or arrangements between Mr. Baz and any other person pursuant to which he was selected as a director.  There are and have been no transactions since the beginning of ARC’s last fiscal year or currently proposed regarding Mr. Baz that are required to be disclosed by Item 404(a) of Regulation S-K.

Mr. Chatwani was also appointed to the Audit Committee and to the Compensation Committee of the Board of Directors of ARC.  There are no understandings or arrangements between Mr. Chatwani and any other person pursuant to which he was selected as a director.  There are and have been no transactions since the beginning of ARC’s last fiscal year or currently proposed regarding Mr. Chatwani that are required to be disclosed by Item 404(a) of Regulation S-K.

Also on January 21, 2009, existing independent director Viktor Nemeth was designated to serve as the Chairman of the Audit Committee and the Compensation Committee of the Board of Directors of ARC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: January 23, 2009	By:	/s/ Jason Young
Jason Young Chief Executive Officer